FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES ACCELERATION OF CHEROKEE OIL

PROJECT DEVELOPMENT

San Antonio, Texas (November 29, 2012) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today that Rantoul Partners has received its final capital contribution of $650,000 ahead of schedule. The Company will use these proceeds to drill and complete at least 20 new wells on the partnership’s acreage during the current quarter. In addition, EnerJex continues to actively exploit its Cherokee Project expansion acreage which surrounds the partnership’s assets. The Company expects to fund the future development of this project through cash flow generated from operations and its senior credit facility with Texas Capital Bank.

Rantoul Partners is a general partnership that was created in December 2011 to fund the development of a portion of EnerJex’s Cherokee Project in an accretive manner that results in no share dilution or capital requirements for the Company. Rantoul Partners has received $5.0 million of total funding from outside investors in exchange for a 25% interest, which reduced EnerJex’s ownership in the partnership from 100% to 75%.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “I am pleased with the partnership’s results over the past 12 months, and I believe it has proven to be a win-win for both the Company and its investor partners. We have identified and plan to aggressively develop hundreds of low-risk drilling locations on the partnership’s existing leases and in the surrounding expansion area where we have now leased approximately 10,000 acres.”

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjex.com.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the acquisition of operating assets and related agreements; any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to: whether acquired properties will produce at levels consistent with management's expectations; market conditions; the ability of EnerJex to obtain financing for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly purchased assets and any newly acquired employees; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the United States Securities and Exchange Commission and our Form 10-Q. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

or

Investor Relations

Portage Equity Market Advisors, LLC

Jack Zedlitz, Managing Advisor

Phone: (405) 230-1182

Email: jzedlitz@portagellc.com

Website: www.portagellc.com

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM